EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. John J. McGrath, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(i)  the Quarterly Report of EVCI Career Colleges Holding Corp. on Form 10-Q for the quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(ii)  information contained in such report fairly presents in all material respects the financial condition and results of operations of EVCI Career Colleges Holding Corp.

Date: August 10, 2007	By:	/s/Dr. John J. McGrath
Dr. John J. McGrath Chief Executive Officer and President